UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 31, 2021

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-998-2440 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 31, 2021, the Board of Directors and management, upon the recommendation of the Audit Committee of the Board of Directors (the “Audit Committee”), in discussions with Eisner Amper LLP, the Company’s independent registered public accounting firm, determined that the Company’s previously issued consolidated financial statements as of and for the years ended December 31, 2019, and unaudited consolidated financial statements as of and for each of the interim quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020 (collectively, the “Prior Period Financial Statements”), should no longer be relied upon due to material errors contained in those financials statements primarily relating to the accounting for (i) finder’s fees in connection with the 2019 acquisitions of Oceanside Media (formerly known as S&W Media) and Mediahouse (formerly known as NDN), (ii) additional shares issued in connection with the acquisition of NDN, and (iii) finder’s fee in connection with the 2020 acquisition of CL Media Holdings (known as Wild Sky Media); (i) through (iii) collectively, the “Restatement Items”).

The management of the Company and the Audit Committee have determined that it is appropriate to restate the Prior Period Financial Statements to correct the accounting of the Restatement Items.

The effects of the Restatement Items is not expected to impact cash and cash equivalents or the economics of the Company’s existing or future commercial arrangements. The Company currently anticipates that the primary impact of the accounting of the Restatement Items on the Prior Period Financial Statements will include:

●	Adjustments on the balance sheets to increase Goodwill by $622,000 and an increase to Accrued expenses, and a decrease in Shareholders’ equity of $1,156,000.

●	An increase in the loss relating to Selling, general and administrative expenses for $1,156,000.

Determination of the impact of the Restatement Items described above are subject to continued analysis by management and our auditors and could change based on further review and analysis. The Company’s internal review is ongoing and the Company may identify further errors. As a result, there can be no assurance that the actual effects of the error corrections will be only as described above.

The Company also expects that its Form 10-K for the year ended December 31, 2020 will disclose a material weakness in its internal controls over financial reporting arising from the Restatement Items.

The Company expects to restate its financial statements as of and for the years ended December 31, 2019 and for each of the quarterly periods ended March 31, 2020, June 30, 2020, September 30, 2020, and December 31, 2019, in its Form 10-K for the year ended December 31, 2020. The Company will not be able to file its Form 10-K for the year ended December 31, 2020 by the March 31, 2021 deadline, but will file a Form 12b-25, and is working diligently to finalize the restated financial statements and to file its Form 10-K by the extended deadline.

The Audit Committee and Company management have discussed the foregoing with EisnerAmper LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2021	Bright Mountain Media, Inc.

	By:	/s/ Edward A. Cabanas
Edward A. Cabanas, Chief Financial Officer

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